Exhibit 5.1
January 30, 2007
Brocade Communications Systems, Inc.
1745 Technology Drive
San Jose, CA 95110
          Re:       Registration Statement on Form S-8
Dear Ladies and Gentlemen:
          With reference to the Registration Statement on Form S-8 to be filed by Brocade Communications Systems, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 19,016,163 shares of the Company’s Common Stock issuable pursuant to the Company’s 2004 McDATA Inducement Equity Grant Plan, McDATA Services Corporation 2002 Stock Award Plan, 2001 McDATA Equity Incentive Plan, Inrange Technologies Corporation 2000 Stock Compensation Plan, McDATA Services Corporation 1999 Non-Qualified Stock Award Plan and McDATA Services Corporation 1992 Stock Award Plan (the “Equity Plans”), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Equity Plans, will be legally issued, fully paid and nonassessable.
          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.
Very truly yours,
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
/s/ WILSON SONSINI GOODRICH & ROSATI